As filed with the U.S. Securities and Exchange Commission on June 28, 2005

Securities Act File No. 333-124392
Investment Company Act File No. 811-05749

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

(Check appropriate box or boxes)

Form N-2

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
    Pre-Effective Amendment No.
    Post-Effective Amendment No. 1

and/or

    REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
    Amendment No. 9

THE CHINA FUND, INC.
(Exact Name of Registrant as Specified in Charter)

225 Franklin Street
Boston, Massachusetts 02111
(Address of Principal Executive Offices)
(888) 246-2255
(Registrant's Telephone Number, including Area Code)

Gary L. French, President
The China Fund, Inc.
225 Franklin Street
Boston, Massachusetts 02111
(Name and Address of Agent for Service)

Copies to:
Leonard B. Mackey, Jr., Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
(212) 878-8000

Approximate date of proposed public offering: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check this box.

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,250,000 shares	$29.40	$124,950,000	$14,706.62	(2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale prices reported on the New York Stock Exchange on June 20, 2005.

(2)	$14,706.62 of which was previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-124392) of The China Fund, Inc. is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, for the sole purpose of incorporating by reference certain financial statements under exhibit (1) and to file the final Financial Advisory Agreement under exhibit (h)(1) and, accordingly, this amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

PART C. — OTHER INFORMATION

Item 25. Financial Statements and Exhibits

(1)	Financial Statements.

Schedule of Investments at October 31, 2004.†

Statement of Assets and Liabilities at October 31, 2004.†

Statement of Operations for the fiscal year ended October 31, 2004.†

Statement of Changes in Net Assets for the fiscal year ended October 31, 2004 and the fiscal year ended October 31, 2003.†

Financial Highlights.†

Notes to Financial Statements.†

Report of Independent Registered Public Accounting Firm, dated December 10, 2004.†

Schedule of Investments at April 30, 2004.‡

Unaudited Statement of Assets and Liabilities as of April 30, 2004.‡

Unaudited Statement of Operations for the six months ended April 30, 2004.‡

Statement of Changes in Net Assets for the six months ended April 30, 2004 (unaudited) and the fiscal year ended October 31, 2003.‡

Notes to Financial Statements (Unaudited).‡

Financial Highlights (Unaudited).‡

†	Incorporated by reference to the Fund's Annual Report for the Year Ended October 31, 2004, filed on January 7, 2005.

‡	Incorporated by reference to the Fund's Semi-Annual Report for the Period Ended April 30, 2005, filed on June 28, 2005.

(2)	Exhibits:

(a)	Articles of Incorporation.*

(b)(1)	Amended and Restated By-Laws.*

(c)	Inapplicable.

(d) (1)	Specimen certificate for Common Stock, par value $.01 per share.*

(d) (2)	Form of Subscription Certificate (included on pages B-1 to B-2 of the Prospectus forming part of this Registration Statement).*

(d) (3)	Form of Notice of Guaranteed Delivery (included on pages C-1 to C-2 of the Prospectus forming part of this Registration Statement).*

(d) (4)	Form of Nominee Holder Over-Subscription Form (included on pages D-1 to D-2 of the Prospectus forming part of this Registration Statement).*

(d) (5)	Form of Subscription Agent Agreement.**

(e)	Dividend Reinvestment and Cash Purchase Plan.*

(f)	Inapplicable.

(g) (1)	Investment Advisory and Management Agreement dated as of March 19, 2004 between the Registrant and Martin Currie Inc.*

(g) (2)	Direct Investment Management Agreement dated as of April 3, 2001 between the Registrant and Asian Direct Capital Management Limited.*

(h) (1)	Financial Advisory Agreement among the Fund and Chatsworth Securities LLC.***

(i)	Inapplicable.

(j)(1)	Custodian Contract dated as of July 9, 1992 between the Registrant and State Street Bank and Trust Company.*

(j)(2)	Amendment to the Custodian Contract dated as of June 15, 2001 between the Registrant and State Street Bank and Trust Company.**

(k) (1)	Registrar, Transfer Agency and Service Agreement dated as of July 9, 1992 between the Registrant and State Street Bank and Trust Company.*

(k) (2)	Administration Agreement dated as of July 9, 1992 between Registrant and State Street Bank and Trust Company.*

(k) (3)	Amendment No. 1 to the Administration Agreement dated as of March 7, 2002 between Registrant and State Street Bank and Trust Company.*

(k) (4)	Amendment No. 2 Administration Agreement dated as of March 11, 2004 between Registrant and State Street Bank and Trust Company.*

(k) (5)	Information Agent Agreement.**

(l) (1)	Opinion and Consent of Clifford Chance US LLP.**

(l) (2)	Opinion and Consent of DLA Piper Rudnick Gray Cary US LLP.**

(m) (1)	Designation of Agent for Service of Process by James J. Lightburn appointing the Registrant as his agent, dated July 7, 1992.*

(m) (2)	Designation of Agent for Service of Process by Nigel S. Tulloch appointing the Registrant as his agent, dated July 7, 1992.*

(n)(1)	Consent of KPMG, the Registrant's Previous Independent Registered Public Accounting Firm.**

(n)(2)	Consent of Deloitte & Touche LLP, the Registrant's Independent Registered Public Accounting Firm.**

(o)	Inapplicable.

(p)	Inapplicable.

(q)	Inapplicable.

(r)(1)	Code of Ethics of the Registrant.*

(r)(2)	Code of Ethics of Martin Currie Inc.*

(r)(3)	Code of Ethics of Asian Direct Capital Management Limited.*

*	Incorporated by reference from the Form N-2 filed on April 27, 2005.

**	Incorporated by reference from the Form N-2/A filed on June 23, 2005.

***	Filed herewith.

Item 26. Marketing Arrangements

Not applicable.

Item 27. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the Offer described in this Registration Statement:

Registration fees	$14,706.62
National Association of Securities Dealers, Inc. fees	11,320.00
New York Stock Exchange listing fee	25,000.00
Printing (other than stock certificates)	65,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	160,000.00
Financial Adviser's fees and expenses	1,249,500.00
Information Agent's fees and expenses	17,000.00
Subscription Agent's fees and expenses	11,100.00
Miscellaneous	1,373.38
Total	$1,560,000.00

Item 28. Persons Controlled by or under Common Control with Registrant

None.

Item 29. Number of Holders of Securities (as of March 31, 2005)

Title of Class	Number of Record Holders
Common Stock, $0.01 par value per share	10,138,287

Item 30. Indemnification

Section 2-418 of the General Corporation Law of the State of Maryland, Article XI of the Fund's Articles of Incorporation, Article VII of the Fund's By-Laws provide for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Fund, pursuant to the foregoing provisions or otherwise, the Fund has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Fund of expenses incurred or paid by a director, officer or controlling person of the Fund in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Fund will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Pursuant to Section 4 of the Financial Advisory Agreement, the Fund agrees to indemnify, defend and hold harmless the Financial Advisor against any and all loss, liability claim, damage, and expense whatsoever (including, but not limited to, all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened, or any claim whatsoever) arising out of the Fund's negligent failure to discover any untrue statement or alleged untrue statement of a material fact contained in the Information (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Fund shall not be liable in any such case to the extent that any such loss, claim damage, or liability arises out of or is based upon an untrue statement, or alleged untrue statement or omission or alleged omission made in the Information, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Fund by the Financial Advisor specifically for use in the preparation thereof.

Item 31. Business and Other Connections of Investment Adviser

The description of the business of the Investment Manager and the Direct Investment Manager is set forth under the caption "Management of the Fund" in the Prospectus forming part of this Registration Statement. Neither the Investment Manager nor the Direct Investment Manager have any other business of a substantial nature.

Information as to the directors and officers of each of the Investment Manager and the Direct Investment Manager is included in the Investment Manager and the Direct Investment Manager's respective Forms ADV (File No. 801-14261 and 801-60013, respectively) and is incorporated herein by reference thereto.

Item 32. Location of Accounts and Records

The accounts and records of the Registrant are maintained at the office of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

Item 33. Management Services

Inapplicable.

Item 34. Undertakings

(a) Registrant undertakes to suspend the offering of its shares until it amends its Prospectus if:

(1) subsequent to the effective date of this Registration Statement, the net asset value per share declines more than 10% from its net asset value per share as of the effective date of the Registration Statement; or

(2) the net asset value increases to an amount greater than its net proceeds as stated in the Prospectus.

(b) Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(c) To comply with the restrictions on indemnification set forth in Investment Company Act Release No. IC-11330, September 2, 1980.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and the State of Massachusetts, on the 28th day of June, 2005.

THE CHINA FUND, INC.
By:	/s/ Gary L. French
Gary L. French President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alan Tremain	Chairman of the Board and Director	June 28, 2005

Alan Tremain

/s/ Michael F. Holland	Director	June 28, 2005

Michael F. Holland

/s/ James J. Lightburn	Director	June 28, 2005

James J. Lightburn

/s/ Joe O. Rogers	Director	June 28, 2005

Joe O. Rogers

/s/ Nigel S. Tulloch	Director	June 28, 2005

Nigel S. Tulloch

/s/ Gary L. French	President (Chief Executive Officer)	June 28, 2005

Gary L. French

/s/ William C. Cox	Treasurer (Principal Financial and Accounting Officer)	June 28, 2005

William C. Cox

INDEX TO EXHIBITS

Exhibit No.	Exhibit
(2)	Exhibits:
(a)	Articles of Incorporation.*
(b)(1)	Amended and Restated By-Laws.*
(c)	Inapplicable.
(d)(1)	Specimen certificate for Common Stock, par value $.01 per share.*
(d)(2)	Form of Subscription Certificate (included on pages B-1 to B-2 of the Prospectus forming part of this Registration Statement).*
(d)(3)	Form of Notice of Guaranteed Delivery (included on pages C-1 to C-2 of the Prospectus forming part of this Registration Statement).*
(d)(4)	Form of Nominee Holder Over-Subscription Form (included on pages D-1 to D-2 of the Prospectus forming part of this Registration Statement).*
(d)(5)	Form of Subscription Agent Agreement.**
(e)	Dividend Reinvestment and Cash Purchase Plan.*
(f)	Inapplicable.
(g)(1)	Investment Advisory and Management Agreement dated as of March 19, 2004 between the Registrant and Martin Currie Inc.*
(g)(2)	Direct Investment Management Agreement dated as of April 3, 2001 between the Registrant and Asian Direct Capital Management Limited.*
(h)(1)	Financial Advisory Agreement among the Fund and Chatsworth Securities LLC.***
(i)	Inapplicable.
(j)(1)	Custodian Contract dated as of July 9, 1992 between the Registrant and State Street Bank and Trust Company.*
(j)(2)	Amendment to the Custodian Contract dated as of June 15, 2001 between the Registrant and State Street Bank and Trust Company.**
(k)(1)	Registrar, Transfer Agency and Service Agreement dated as of July 9, 1992 between the Registrant and State Street Bank and Trust Company.*
(k)(2)	Administration Agreement dated as of July 9, 1992 between Registrant and State Street Bank and Trust Company.*
(k)(3)	Amendment No. 1 to the Administration Agreement dated as of March 7, 2002 between Registrant and State Street Bank and Trust Company.*
(k)(4)	Amendment No. 2 Administration Agreement dated as of March 11, 2004 between Registrant and State Street Bank and Trust Company.*
(k)(5)	Information Agent Agreement.**
(l)(1)	Opinion and Consent of Clifford Chance US LLP.**
(l)(2)	Opinion and Consent of DLA Piper Rudnick Gray Cary US LLP.**
(m)(1)	Designation of Agent for Service of Process by James J. Lightburn appointing the Registrant as his agent, dated July 7, 1992.*

Exhibit No.	Exhibit
(m)(2)	Designation of Agent for Service of Process by Nigel S. Tulloch appointing the Registrant as his agent, dated July 7, 1992.*
(n)(1)	Consent of KPMG, the Registrant's Previous Independent Registered Public Accounting Firm.**
(n)(2)	Consent of Deloitte & Touche LLP, the Registrant's Independent Registered Public Accounting Firm.**
(o)	Inapplicable.
(p)	Inapplicable.
(q)	Inapplicable.
(r)(1)	Code of Ethics of the Registrant.*
(r)(2)	Code of Ethics of Martin Currie Inc.*
(r)(3)	Code of Ethics of Asian Direct Capital Management Limited.*

*	Incorporated by reference from the Form N-2 filed on April 27, 2005.

**	Incorporated by reference from the Form N-2/A filed on June 23, 2005.

***	Filed herewith.